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                                                                   EXHIBIT 16.1


                                BDO SEIDMAN, LLP
                               330 MADISON AVENUE
                            NEW YORK, NEW YORK 10017



June 14, 1996



Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 10, 1996, to be filed by our former client, Tigera Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP